Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-149203, 333-145074, 333-139555, 333-125490, 333-121584, 333-121583 and 333-107238) of sanofi-aventis, of our reports dated March 5, 2008, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting, included in this Annual Report (Form 20-F) for the year ended December 31, 2007.

Ernst & Young Audit

Represented by Gilles Puissochet and Jacques Pierres

Paris-La Défense, France

March 5, 2008